                                                                    EXHIBIT 10.1

                              FIRST AMENDMENT TO
                                 LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into on August 13, 1996, to be effective as of June 28, 1996, between AMERITRUCK DISTRIBUTION CORP., a Delaware corporation ("Borrower"), and NATIONSBANK OF TEXAS, N.A., a national banking association ("Lender").

                                R E C I T A L S
                                - - - - - - - -

     1. Borrower and Lender are parties to that certain Loan Agreement (the "Loan Agreement") dated as of February 1, 1996, providing for a $30,000,000.00 revolving credit loan.

     2. The parties hereto desire to amend the Loan Agreement, upon the terms and subject to conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

     1. Terms and References. Unless otherwise stated in this Amendment (a) terms defined in the Loan Agreement have the same meanings when used in this Amendment, and (b) references to "Sections" are to the Loan Agreement's sections.

     2. Amendments to the Loan Agreement. The Loan Agreement is hereby amended as follows:

     (a)  Section 1.01 is hereby amended as follows:

          (i) The definition of "Applicable Margin" is hereby deleted in its entirety and replaced with the following:

          "Applicable Margin" shall mean, at the time of determination thereof, the interest margin over the Base Rate or the Adjusted LIBOR Rate, as the case may be, based upon the ratio of Senior Funded Debt to EBITDA as follows:

------------------------------------------------------------------------------
        SENIOR FUNDED             APPLICABLE MARGIN    APPLICABLE MARGIN LIBOR
          DEBT RATIO            BASE RATE BORROWINGS         BORROWINGS
------------------------------------------------------------------------------
Less than 1.25 to 1.0                    0%                     1.50%
------------------------------------------------------------------------------
Less than 2.0 to 1.0 and                 0%                     1.75%
greater than or equal to
1.25 to 1.0
------------------------------------------------------------------------------
Greater than or equal to 2.0             0%                      2.0%
to 1.0
------------------------------------------------------------------------------

     (ii)   The following definitions are added:

     "Allowable Contributions" shall mean capital contributions made in the form of cash by the stockholders of Borrower or any of them to satisfy the Fixed Charges Coverage Ratio set forth in Section 8.13 or the Senior Funded Debt Ratio set forth in Section 8.14.

     "Borrowing Base" shall mean, at any particular date, the amount calculated (without duplication) as follows: (a) eighty percent (80%) of aggregate Eligible Receivables plus (b) seventy-five percent (75%) of aggregate Eligible Equipment.

     "Borrowing Base Report" shall mean, as of any date of preparation, a certificate prepared, duly executed and certified by a duly elected officer of Borrower showing the Borrowing Base as determined by Borrower as of the date thereof, and which shall be in the form of Exhibit K attached hereto.

     "Eligible Equipment" shall mean, at any time, revenue equipment held by Borrower or any Subsidiary and in which Lender has a perfected, first priority Lien, valued at the lower of original cost or appraised value (based upon the then-most recent appraisals provided by Borrower and satisfactory to Lender), provided that such revenue equipment is (a) usable by Borrower or a Subsidiary in the ordinary course of its business, (b) in Borrower's or a Subsidiary's possession, and (c) not subject to any Lien (except in favor of Lender).

     "Eligible Receivables" shall mean only Receivables arising out of bona fide sales made by Borrower or any Subsidiary in the ordinary course of business. No Receivable shall be an Eligible Receivable if such Receivable (a) is unpaid more than ninety (90) days from its invoice date, (b) is subject to dispute, but only to the extent of the amount in dispute, (c) is from an account debtor that is an Affiliate of Borrower or any of its Subsidiaries, (d) not subject to a perfected, first-priority Lien in favor of Lender, (e) is not, in Lender's reasonable judgment, Eligible Receivables because of the account debtor's financial inability to pay, (f) has been placed with an attorney or collection agency, (g) represents the consignment of goods or any advancement of goods for which the sale is not final, (h) is payable by an account debtor that is also a supplier or creditor of Borrower and such account debtor has not by written agreement subordinated its rights of set off to the rights of Lender to the reasonable satisfaction of Lender, but only to the extent of the amount of Borrower's or its Subsidiaries' obligations to such suppliers or creditors (other than cargo claims), (i) is payable by an account debtor that is not located within the United States or Canada, unless such Receivable is secured by a letter of credit reasonably acceptable to Lender, (j) arises out of a contract with, or order from an account debtor that, by its terms, effectively makes void or unenforceable the assignment by Borrower or any Subsidiary to Lender of the Receivable arising with respect thereto, and (k) is payable by an account debtor in which more than ten percent (10%) of the undisputed Receivables of such account debtor owing to Borrower and/or any Subsidiary are unpaid for more than ninety (90) days from its invoice date.

     "Receivables" shall mean all present and future (a) accounts, receivables, contract, rights, chattel paper, documents, tax refunds, or payments of, or owned by, Borrower or any Subsidiary, (b) insurance proceeds, patent rights, license rights, rights to refunds or indemnification, and other general intangibles of very kind or nature of, or owned by, Borrower or any Subsidiary, and

     (c) forms of obligations whatsoever owing to Borrower or any Subsidiary together with all instruments and all documents of title representing any of the foregoing and all right, title, and interest in, and all securities and guaranties with respect to, each Receivable.

     (b)  A new Section 1.04 is hereby added as follows:

          1.04. Covenant Computations. For purposes of the financial covenants set forth in Sections 8.13 and 8.14, items of income and expense shall include such items for any Person newly acquired during the applicable period(s) of determination on the same basis as that of Borrower and its other Subsidiaries, without adjustments other than in accordance with SEC requirements; provided that such items in respect of the assets acquired by Borrower or its Subsidiaries from the lenders or lessors of Freymiller Trucking, Inc. on February 5, 1996 shall only be included from and after the acquisition date thereof.

     (c) The first sentence of Section 2.01 is hereby deleted in its entirety and replaced with the following:

          2.01. The Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to extend to Borrower, from the date hereof through the Termination Date, a revolving line of credit which shall not exceed at any one time outstanding the lesser of (a) the Borrowing Base or (b) the Revolving Credit Commitment.

     (d) Section 2.03(a) is hereby deleted in its entirety and replaced with the following:

          (a) LC Request and Issuance. Subject to the terms and conditions of this Agreement and applicable law, Lender (itself or through one of its Affiliates, and references in this Section 2.03 to Lender include those Affiliates) agrees to issue LCs upon Borrower's making or delivering an LC Request and delivering an LC Agreement, both of which must be received by Lender no later than 12:00 noon three (3) Business Days before the requested LC is to be issued, provided that (i) each LC must expire on or before the earlier of either the Stated Termination Date or one (1) year after its issuance, and (ii) the LC Exposure may never exceed, as of any date, the lesser of (A) $7,000,000.00 (the "LC Commitment") and (B) the difference between (x) the lesser of the Borrowing Base and the Revolving Credit Commitment, and (y) the Principal Debt.

     (e) Section 3.03(c) is hereby deleted in its entirety and replaced with the following:

          (c)    Mandatory Prepayments.

                 (i) If any of the limitations described in Sections 2.01 and 2.03(a) are ever exceeded, then Borrower shall prepay the Note in at least the amount of that excess, together with (A) all accrued and unpaid interest on the principal amount so prepaid, and (B) any resulting Consequential Loss.

                 (ii) Notwithstanding anything contained herein or in the Note to the contrary, if at any time (before or after Scheduled Termination
          Date) the outstanding principal balance of the Note exceeds the Borrowing Base, then Borrower shall immediately prepay in immediately available funds such excess balance, together with any resulting Consequential Loss.

(f)  A new Section 4.04 is hereby added as follows:

     4.04. Appraisals. Borrower shall, at Borrower's expense (subject to the limitations set forth in Section 10.03), provide to Lender (a) semi-annual desk-top appraisals in a form and format reasonably acceptable to Lender on all of Borrower's and its Subsidiaries' Eligible Equipment, and (b) upon the request of Lender, but not more often than one (1) time during any calendar year unless an Event of Default has occurred and is continuing, physical appraisals at terminal locations in a form and format reasonably acceptable to Lender on up to twenty-five percent (25%) of Borrower's and its Subsidiaries' Eligible Equipment, provided that such physical inspections are conducted so as to not unreasonably interfere with Borrower's or its Subsidiaries' normal business operations.

(g) Section 7.01 is hereby deleted in its entirety and replaced with the following:

     7.01. Financial Statements, Reports and Documents. Borrower shall deliver to Lender each of the following:

     (a) Periodic Statements. As soon as available, and in any event within thirty-seven (37) days after the last day of each fiscal quarter of each fiscal year of Borrower, copies of the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such quarter, and statements of income, retained earnings and changes in cash flow of Borrower and its Subsidiaries for that quarter and for the portion of the fiscal year ending with such quarter, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail, and certified by the chief financial officer of Borrower as being true and correct and as having been prepared in accordance with GAAP, subject to year-end audit adjustments; provided that Borrower shall also provide to Lender, within thirty-seven (37) days after the last day of each calendar month, commencing with the calendar month ending on July 31, 1996 and through and including the calendar month ending on February 28, 1997, copies of the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such month, and statements of income, retained earnings and changes in cash flow of Borrower and its Subsidiaries for that month and for the portion of the fiscal year ending with such month;

     (b) Annual Statements. As soon as available and in any event on or before each April 15 following the close of each fiscal year of Borrower, copies of the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the close of such fiscal year and statements of income, retained earnings and changes in cash flow of Borrower and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by Borrower) of independent public accountants of recognized national standing selected by Borrower and satisfactory to Lender, to the effect that (i) such consolidated financial statements have been prepared in accordance with GAAP (except for changes in which such accountants concur), (ii) the examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances, and (iii) in making their audit, such accountants have not become aware of any condition or event which would constitute a Potential Default or an Event of Default under any of the terms or provisions of this Agreement (insofar as any such terms or provisions pertain to accounting matters) and, if any such condition or event then exists, specifying the nature and period of existence thereof;

     (c) Compliance Certificate. As soon as available, and in any event within thirty-seven (37) days after the last day of each of the first three (3) quarterly periods of each fiscal year of Borrower, and contemporaneously with the delivery of the financial statements set forth in (b) above, a certificate in the form of Exhibit I attached hereto executed by the chief financial officer or chief executive officer of Borrower, stating that a review of the activities of Borrower during the relevant fiscal period has been made under his supervision and that Borrower has performed each and every obligation and covenant contained herein and is not in default under any of the same or, if any such default shall have occurred, specifying the nature and status thereof, and setting forth a computation in reasonable detail as of the end of the period covered by such statements, of compliance with Sections 8.13 and 8.14; provided that if, as of September 30, 1996, a Potential Default or Event of Default exists (whether or not cured by any Allowable Contributions), then Borrower shall also provide to Lender a monthly compliance certificate within thirty-seven (37) days after the last day of each calendar month, commencing with the calendar month ending on October 31, 1996 and through and including the calendar month ending on February 28, 1997;

     (d) Borrowing Base Report. As soon as available, and in any event within thirty-seven (37) days after the last day of each quarterly period of each fiscal year of Borrower, a Borrowing Base Report and an accounts receivable aging report listing each Receivable, the account debtor, the age of such Receivable and the amount of such Receivable; provided that if, as of September 30, 1996, a Potential Default or Event of Default exists (whether or not cured by any Allowable Contributions), then Borrower shall also provide to Lender a monthly Borrowing Base Report within thirty-seven (37) days after the last day of each calendar month, commencing with the calendar month ending on October 31, 1996 and through and including the calendar month ending on February 28, 1997; and

     (e) Other Information. Such other information concerning the business, properties or financial condition of Borrower or any Subsidiary as Lender shall reasonably request including audit reports, registration statements or other reports or notices provided to shareholders of Borrower or filed with the Securities and Exchange Commission or any regulatory agency.

(g) Section 8.01 is hereby deleted in its entirety and replaced with the following:

     8.01. Limitation on Liabilities. Borrower shall not, and shall not permit any of its Subsidiaries to, incur, guarantee or otherwise be or become, directly or indirectly, liable in respect of any Liabilities, except:

     (a)    Liabilities arising out of this Agreement;

     (b)    without duplication, Liabilities secured by Permitted Liens;

     (c) current Liabilities for taxes and assessments incurred in the ordinary course of business;

     (d) Liabilities in respect of current accounts payable or accrued (other than for borrowed funds or purchase money obligations) and incurred in the ordinary course of business, provided that all such liabilities, accounts and claims shall be promptly paid and discharged when due or in conformity with customary trade terms;

     (e) the following Liabilities, not to exceed $50,000,000.00 in the aggregate at any one time outstanding: (i) existing Liabilities of Borrower or its Subsidiaries described on Schedule 8.01 and secured by the financing statements listed on Exhibit J, and all renewals, extensions, and refinancings thereof; (ii) purchase money Liabilities to purchase equipment and capital lease obligations either (A) incurred in the ordinary course of business, or (B) assumed in connection with Permitted Acquisitions, and any renewals, extensions and refinancings of either; (iii) Liabilities incurred with respect to the financing of Borrower's or any Subsidiary's terminals and secured by real property of Borrower or any Subsidiary; (iv) purchase money Liabilities payable to a seller for the purchase price of assets, incurred in connection with a Permitted Acquisition; (v) Liabilities of Borrower or its Subsidiaries with respect to any owner-operator equipment purchase program; and (vi) Liabilities to Volvo Truck Finance North America, Inc. pursuant to the loan agreement dated February 21, 1996, and all renewals, extensions and refinancings thereof, but not to exceed $10,000,000.00 at any one time outstanding; and

     (f)    Permitted Subordinated Debt.

(h) Section 8.13 is hereby deleted in its entirety and replaced with the following:

     8.13. Fixed Charges Coverage. Borrower shall not, as of the last day of each fiscal quarter of Borrower during the applicable period set forth below, permit the ratio (such ratio being the "Fixed Charges Coverage Ratio") of (a) the sum of (i) Consolidated Adjusted Net Income, plus (ii) federal, state, local and foreign income taxes deducted from Consolidated Adjusted Net Income in accordance with GAAP, plus (iii) Fixed Charges, to (b) Fixed Charges, in each case for the four (4) fiscal quarters ending on the date of determination (except for the quarter ending June 30, 1996, which shall be annualized based upon the six (6) month period then ended, and for the quarter ending September 30, 1996, which shall be annualized based upon the nine (9) month period then ended), to be less than the ratio set forth opposite such period below:

     ----------------------------------------------------------
                      Period                      Minimum Ratio
     ----------------------------------------------------------
      June 30, 1996 through September 29, 1996     0.90 to 1.0
     ----------------------------------------------------------
      September 30, 1996 through December 30,      1.00 to 1.0
      1996
     ----------------------------------------------------------
      December 31, 1996 through March 30,          1.05 to 1.0
      1997
     ----------------------------------------------------------
      March 31, 1997 through June 29, 1997         1.10 to 1.0
     ----------------------------------------------------------
      June 30, 1997 through June 29, 1998          1.30 to 1.0
     ----------------------------------------------------------
      June 30, 1998 and thereafter                 1.35 to 1.0
     ----------------------------------------------------------

     In addition, if, as of September 30, 1996, the Fixed Charges Coverage Ratio is less than 1.00 to 1.0, then Borrower shall also not permit such ratio, as of the last day of any calendar month during the applicable period set forth above, commencing on October 31, 1996 through and including February 28, 1997, and determined for the twelve (12) month period ending on the date of determination (except for the period ending October 31, 1996, which shall be annualized based upon the ten (10) month period then ended, and for the period ending November 30, 1996, which shall be annualized based upon the eleven (11) month period then ended), to be less than the ratio set forth opposite such period above. Borrower shall provide evidence of such compliance to Lender, as provided in
Section 7.01(c).

     Notwithstanding the foregoing, if, as of September 30, 1996, the Fixed Charges Coverage Ratio set forth above is less than 1.00 to 1.0, but equal to or greater than 0.95 to 1.0, then Borrower may cure such default by obtaining Allowable Contributions between July 1, 1996 and November 11, 1996 in an amount equal to, but not in excess of, the amount that, when added to Consolidated Adjusted Net Income (as adjusted above), would cause the Fixed Charges Coverage Ratio to be equal to 1.00 to 1.0 as of September 30, 1996. Such amount shall (without duplication) be added to Consolidated Adjusted Net Income for purposes of testing the Fixed Charges Coverage Ratio between September 30, 1996 and March 31, 1997, but only to the extent such amount was necessary to cure the Fixed Charges Coverage Ratio as of September 30, 1996.

(i) Section 8.14 is hereby deleted in its entirety and replaced with the following:

     8.14. Senior Funded Debt Ratio. Borrower shall not, as of the last day of any fiscal quarter of Borrower, commencing June 30, 1996, permit the ratio (such ratio being the "Senior Funded Debt Ratio") of (a) Senior Funded Debt to (b) EBITDA for the four (4) fiscal quarters ending on the date of determination (except for the quarter ending June 30, 1996, which shall be annualized based upon the six (6) month period then ended, and for the quarter ending September 30, 1996, which shall be annualized based upon the nine (9) month period then ended), to be greater than the ratio set forth opposite such period below:

          ---------------------------------------------------------
                            Period                    Maximum Ratio
          ---------------------------------------------------------
           June 30, 1996 through December 30, 1996     2.25 to 1.0
          ---------------------------------------------------------
           December 31, 1996 and thereafter            2.0 to 1.0
          ---------------------------------------------------------

          In addition, if, as of September 30, 1996, the Senior Funded Debt Ratio is greater than 2.25 to 1.0, then Borrower shall also not permit such ratio, as of the last day of any calendar month during the applicable period set forth above, commencing on October 31, 1996 through and including February 28, 1997, and determined for the twelve (12) month period ending on the date of determination (except for the period ending October 31, 1996, which shall be annualized based upon the ten (10) month period then ended, and for the period ending November 30, 1996, which shall be annualized based upon the eleven (11) month period then ended), to be greater than the ratio set forth opposite such period above. Borrower shall provide evidence of such compliance to Lender, as provided in Section 7.01(c).

          Notwithstanding the foregoing, if, as of September 30, 1996, the Senior Funded Debt Ratio is greater than 2.25 to 1.0, then Borrower may cure such default by obtaining Allowable Contributions between July 1, 1996 and November 11, 1996 in an amount equal to, but not in excess of, the amount that, when added to EBITDA, would cause the Senior Funded Debt Ratio to be equal to 2.25 to 1.0. Such amount shall (without duplication) be added to EBITDA for purposes of testing the Senior Funded Debt Ratio between September 30, 1996 and March 31, 1997, but only to the extent such amount was necessary to cure the Senior Funded Debt Ratio as of September 30, 1996.

     (j) Section 9.01(c) is hereby deleted in its entirety and replaced with the following:

          (c) default shall occur in the performance of any of the covenants or agreements of Borrower or any Subsidiary contained herein, or in any of the other Loan Documents, and (except for failure to perform the covenants and agreements set forth in Section 7.01) such default shall continue unremedied for forty-one (41) days after such default occurred; or

     (k) Section 10.03 is hereby amended to delete the last sentence therein in its entirety and replace such sentence with the following:

     In addition, Lender may obtain, at Borrower's expense (but not to exceed $20,000.00 per year), appraisals pursuant to Section 4.04 of Collateral and other assets or properties of Borrower and its Subsidiaries.

     (l) Exhibit K attached hereto is hereby added to the Loan Agreement as Exhibit K.

     3.   Amendments to other Loan Documents.

     (a) All references in the Loan Documents to the Loan Agreement shall henceforth include references to the Loan Agreement, as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

     (b) Any and all of the terms and provisions of the Loan Documents are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

     4. Ratifications. Borrower: (a) ratifies and confirms all provisions of the Loan Documents as amended by this Amendment; (b) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Lender under the Loan Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation; and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents, and certificates as Lender may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

     5. Representations. Borrower represents and warrants to Lender that as of the date of this Amendment: (a) this Amendment and the other Loan Documents to be delivered under this Amendment have been duly authorized, executed, and delivered by Borrower; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by Borrower of this Amendment; (c) the Loan Documents, as amended by this Amendment, are valid and binding upon Borrower and Guarantors and are enforceable against Borrower and Guarantors in accordance with their respective terms, except as limited by Debtor Laws; (d) the execution, delivery, and performance by Borrower and Guarantors of this Amendment do not require the consent of any other Person and do not and will not constitute a violation of any laws, agreements, or understandings to which Borrower or any Guarantor is a party or by which Borrower or any Guarantor is bound; (e) after giving effect to this Amendment, all representations and warranties in the Loan Documents are true and correct in all material respects except to the extent that (i) any of them speak to a different specific date or
(ii) the facts on which any of them were based have been changed by transactions permitted by the Loan Agreement; and (f) after giving effect to this Amendment, no Event of Default or Potential Default exists.

     6. Conditions Precedent. This Amendment shall not be effective unless and until: (a) Lender receives counterparts of this Amendment executed by each party listed below; (b) the representations and warranties in this Amendment are true and correct in all material respects on and as of the date of this Amendment; (c) Lender receives an officer's certificate executed by an authorized officer of Borrower and each Guarantor, certifying to (i) the resolutions adopted by its board of directors authorizing the transactions contemplated by this Amendment, (ii) incumbency of officers of Borrower and each Guarantor, and (iii) changes in Borrower's and each Guarantor's articles of incorporation and bylaws, if any, since February 1, 1996; (d) Lender receives an opinion of Borrower's and Guarantors' counsel regarding such matters as Lender shall require, including opinions regarding (i) the due execution, delivery, and performance, and the enforceability, of this Amendment, (ii) any required consents and approvals of third parties and Governmental Authorities, and (iii) the absence of conflicts with applicable laws, governmental requirements, and agreements; and (e) Borrower shall have paid to Lender an amendment fee equal to $15,000.00.

     7. Continued Effect. Except to the extent amended hereby, all terms, provisions and conditions of the Loan Agreement and the other Loan Documents, and all documents executed in connection therewith, shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

     8. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed --and its performance enforced -- under Texas law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

     9. ENTIRETIES. THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     10. Parties. This Amendment binds and inures to Borrower, Lender and their respective successors and permitted assigns.

    [Remainder of Page Intentionally Left Blank; Signature Pages to Follow.]

EXECUTED as of the date first stated above.


                                 AMERITRUCK DISTRIBUTION CORP.,
                                 a Delaware corporation

                                 By:  /s/ KENNETH H. EVANS, JR.
                                      -------------------------------------
                                      Kenneth H. Evans, Jr.
                                      Treasurer


                                 NATIONSBANK TEXAS, N.A.,
                                 a national banking association

                                 By:  /s/ RACHEL R. JOHNSTON
                                      -------------------------------------
                                      Rachel Johnston
                                      Vice President

     To induce Lender to enter into this Amendment, the undersigned jointly and severally (a) consent and agree to this Amendment's execution and delivery, (b) ratify and confirm that all guaranties, assurances, and Liens granted, conveyed, or assigned to Lender under the Loan Documents are not released, diminished, impaired, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure the full payment and performance of all present and future Obligation, (c) agree to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional guaranties, assignments, security agreements, deeds of trust, mortgages, and other agreements, documents, instruments, and certificates as Lender may reasonably deem necessary or appropriate in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens, and (d) waive notice of acceptance of this consent and agreement, which consent and agreement binds the undersigned and their successors and permitted assigns and inures to Lender and their respective successors and permitted assigns.


                                 W & L SERVICES CORPORATION,
                                 a North Carolina corporation
                                 BEST WAY MOTOR LINES, INC.,
                                 a North Carolina corporation
                                 BILLINGS TRUCKING CORPORATION,
                                 a North Carolina corporation
                                 BLS INVESTMENTS, INC.,
                                 a North Carolina corporation
                                 CAS SERVICES CORPORATION,
                                 a Louisiana corporation
                                 CAS TRANSPORTATION, INC.,
                                 a Delaware corporation
                                 FRONTIER FREIGHT, INC.,
                                 a North Carolina corporation
                                 W & L MOTOR LINES, INC.,
                                 a North Carolina corporation
                                 THOMPSON BROS., INC.,
                                 a North Dakota corporation
                                 J.C. BANGERTER & SONS, INC.,
                                 a Utah corporation
                                 SCALES TRANSPORT CORPORATION,
                                 a Georgia corporation
                                 SCALES LEASING COMPANY, INC.,
                                 a Georgia corporation
                                 AMERITRUCK REFRIGERATED TRANSPORT, INC., a Georgia corporation
                                 C.B.S. EXPRESS, INC.,
                                 a Georgia corporation

                                 By:  /s/  KENNETH H. EVANS, JR.
                                      --------------------------------------
                                      Kenneth H. Evans, Jr.
                                      Authorized Officer

                                   EXHIBIT K

                       FORM OF BORROWING BASE CERTIFICATE

FOR                ENDED            , 199   (THE "SUBJECT PERIOD")
   ----------------     ------------     --


LENDER:        NationsBank of Texas, N.A.

BORROWER:      AmeriTruck Distribution Corp.


     This certificate is delivered under the Loan Agreement (herein so called) dated as of February 1, 1996, between Borrower and Lender. Capitalized terms used in this certificate shall, unless otherwise indicated, have the meanings set forth in the Loan Agreement. On behalf of Borrower, the undersigned certifies to Lender on the date hereof that (a) no Potential Default or Event of Default has occurred and is continuing, (b) a review of the activities of Borrower during the Subject Period has been made under my supervision with a view to determining the amount of the current Borrowing Base, (c) the receivables and equipment of Borrower included in the Borrowing Base below meet all conditions to qualify for inclusion therein as set forth in the Loan Agreement, and all representations and warranties set forth in the Loan Agreement with respect thereto are true and correct, and (d) the information set forth below hereto is true and correct as of the last day of the Subject Period.

                                                           AT END OF
LINE                                                     SUBJECT PERIOD
----                                                     --------------

1.   Total Receivables (less discounts)                  $
                                                          --------------

2.   Ineligible Receivables

     (a)  Receivables unpaid more
          than 90 days from invoice date                 $
                                                          --------------

     (b)  Receivables placed with an attorney
          for collection                                 $
                                                          --------------

     (c)  Receivables for consignments and
          non-final sales                                $
                                                          --------------

     (d)  Receivables from suppliers and creditors
          to the extent of the obligations to such
          creditors and suppliers                        $
                                                          --------------

     (e)  Non-U.S. or non-Canadian
          Receivables (unless secured by a
          letter of credit)                              $
                                                          --------------

     (f)  Receivables subject to specific
          assignment restrictions                        $
                                                          --------------

3.   Total Ineligible Receivables
     add Lines 2(a) through 2(g)                         $
                                                          --------------

4.   Total Eligible Receivables
     Line 1 minus Line 3                                 $
                                                          --------------

5.   Multiplied by:  Borrowing Base factor                     80%

6.   Receivables Component of the Borrowing Base
     Line 4 x Line 5                                     $
                                                          --------------

7.   Appraised Value of Eligible Equipment               $
                                                          --------------

8.   Multiplied by: Borrowing Base Factor                      75%

9.   Equipment Component of Borrowing Base
     Line 7 x Line 8                                     $
                                                          --------------


10.  Total Borrowing Base
     Line 6 plus Line 9                                  $
                                                          --------------

11.  Principal Debt plus LC Exposure                     $
                                                          --------------

12.  Amount available for advances, if positive, or
     amount to be repaid, if negative
     Line 10 minus Line 7                                $
                                                          --------------


                              AMERITRUCK DISTRIBUTION CORP.

                              By:
                                   -------------------------------------
                                   Name:
                                        --------------------------------
                                   Title:
                                         -------------------------------